                                                              Exhibit 10.30


                               GROUND LEASE

                                  BETWEEN

                   E. I. DU PONT DE NEMOURS AND COMPANY

                                    AND

                       O'BRIEN ENERGY SYSTEMS, INC.

TABLE OF CONTENTS


Paragraph                                                     Page

1. PREMISES LEASED                                               2
2. CONSTRUCTION OF FACILITIES BY TENANT                          4
3. TERM                                                          9
4. RENT                                                          9
5. CONDITION PREECEDENT                                          9
6. TAXES AND ASSESSMENTS                                         10
7. USE                                                           12
8. REPAIR AND MAINTENANCE                                        12
9. UTILITIES                                                     13
10. INDEMNIFICATION                                              13
11. REQUIREMENTS OF PUBLIC AUTHORITY                             13
12. ACCESS TO PREMISES                                           15
13. ASSIGNMENT AND SUBLETTING                                    15
14. SIGNS                                                        15
15. INSURANCE                                                    15
16. WAIVER OF SUBROGATION                                        16
17. CASUALTY                                                     17
18. CONDEMNATION                                                 17
19. FEE MORTGAGES                                                20

Paragraph                                                     Page

20. DEFAULT                                                      21
21. BANKRUPTCY AND INSOLVENCY                                    21
22. WAIVERS                                                      22
23. NOTICES                                                      22
24. SURRENDER                                                    23
25. GOVERNING LAW                                                23
26. PARTIAL INVALIDITY                                           23
27. SHORT FORM LEASE                                             23
28. SUCCESSION                                                   24

                               GROUND LEASE

THIS LEASE AGREEMENT, entered into this 2nd day of , 1986, s by and between E. I.DU PONT DE NEMOURS ND COMPANY, a Delaware corporation, having its principal office and place of business at 1007 Market Street, Wilmington, Delaware 19898 ("LANDLORD"), and O'BRIEN ENERGY SYSTEMS. INC., a Delaware corporation of Philadelphia, Pennsylvania, ("TENANT").


                           W I T N E S S E T H :

      WHEREAS,

     (a) LANDLORD is the owner of a tract of land situate in the Borough of Sayreville. Middlesex County, State of New Jersey, and as more particularly described herein: and

     (b) It is the intent of the parties hereto that LANDLORD shall lease said land to TENANT upon and; subject to the conditions and limitations hereinafter expressed: and

     (c) It is the intent of the parties hereto that TENANT will erect a cogeneration facility on said land from which LANDLORD shall purchase steam pursuant to a certain steam purchase contract between the parties hereto ("STEAM CONTRACT").

NOW, THEREFORE, the parties hereto. intending to be legally bound, agree as follows;

       1. PREMISES LEASED. LANDLORD, for and in consideration of the rents, covenants and agreements hereinafter reserved, mentioned and contained an the part of TENANT, its successors and permitted assigns, to be kept, paid, observed, and performed, has leased, rented, let and demigod and by these presents does lease, rent and demise unto TENANT, and TENANT does hereby take and hire, upon and subject to the conditions and limitations hereinafter expressed, all that piece, parcel or tract of land with the buildings and improvements thereon now or hereafter erected, situate in Borough of Sayreville, Middlesex County, New Jersey, as more particularly described as follows:

          BEGINNING at a concrete monument set in the southerly side of Washing Road, 50' wide, said point being a common corner for the parcel herein being described and lands now or formerly of New Jersey Highway Authority; Thence thereby the two (2) following described courses and distances: (1) SO1--06'-OO"E, 338.19' to a set concrete monument and (2) S86-47'-09"E, 156.06' to a concrete monument set at a corner of other lands of E. I. du Pont de Nemours and Company the six (6) following described courses and distances:
       (1) S28'-49'-27"W, 450.74' to an iron pipe set, last described course also crossing and running along, in part, a 40' wide Jersey Central Power and Light Co. easement, (2) S33'-30"-27"W, 175.92' to a nail set in asphalt, last described course also continuing along westerly side of a Jersey Central Power and Light Co. easement at varying width, (3) N61'-10'-33"W, 267.36' to an iron pipe set, (4) N28-49'-27"E, 445.00' to a concrete monument set in

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       the southerly side of said 40' wide Jersey Central Power and Light
       Co. easement, (5) S83-53'-33"E, 110.00' to a concrete monument set in the said 40' wide Jersey Central Power and Light Co. easement, Last described course also being along the said 40' wide Jersey Central Power & Light Co. Easement, in part, and (6) NO1-06'-00"W, 382.02' to a found iron pipe an the said southerly side of Washington Road, last described course also recrossing said 40' wide Jersey Central Power and Light Co. easement, Thence along the said southerly side of Washington Road NSS*-54'-00"E, 70.00' to the point and place of BEGINNING.

          Containing within said described mates and bounds 4.02 acres of land. be the same, more or less.

          The aforementioned property is also shown on a survey entitled "PROPERTY PLAN FOR PROPERTY OF E. I. DU PONT DE NEMOURS AND COMPANY, PARLIN WORKS" dated December 1, 1986 prepared by MANN-TALLEY ENGINEERS & SURVEYORS, PROJECT NO. 1186-12, a copy of which is attached hereto as EXHIBIT "A".

          The aforementioned property is subject to the following:

          (1) all matters of record and any state of facts that is apparent or that an accurate survey or inspection of the aforementioned property would disclose:
          (2)  all agreements not of record but in use;
          (3) present and future zoning laws, ordinances, resolutions, and regulations of all boards, bureaus, or commissions and bodies of any municipal, county, state or federal sovereign now or hereafter having or acquiring jurisdiction of the
               aforementioned property and the use. and improvements thereof:
          (4) The effect of all present and future laws and ordinances relating to TENANT'S, or Occupants use of the aforementioned property:
          (5) violations of laws and ordinances that might be disclosed by an examination and inspection or search of the aforementioned property as of the date first above written;
          (6) the condition and state of repair of the aforementioned property as the same may be an the date first above written;
          (7) all taxes, assessments, water meter and water charges, sewer rents accrued or unaccrued. fixed or not fixed:
         (8) any defects of title or any encumbrances affecting the aforementioned property or any encroachments existing as of the date first above written.

     The aforementioned property and all improvements, rights, easements and appurtenances thereunto belonging are hereinafter referred to as "LEASED PREMISES".

     TO HAVE AND TO HOLD the same, subject as aforesaid, unto TENANT and, subject to the terms, covenants, agreements, provisions, conditions and limitations hereof, for the term described herein.

2.  CONSTRUCTION OF FACILITIES BY TENANT.

(a)       Provided   the   conditions   Of  STEAM   CONTRACT   Article   13
          "Preconditions to Performance" are satisfied, TENANT covenants and agrees to construct a cogeneration facility with related improvements on the LEASED PREMISES, without cost or expense to LANDLORD, in accordance with the requirements at all laws, ordinances, codes, orders. rules, and regulations of all governmental authorities having jurisdiction over the LEASED PREMISES and as such facility is more particularly described in STEAM CONTRACT . At such time as final certificates of occupancy or equivalent use certificates shall be issued, TENANT shall be doomed to be in compliance with this subparagraph (a) as to any buildings, structures, and improvements constructed on the LEASED PREMISES.

(b) In the event TENANT, in the course of its construction requires an electrical service connection from LEASED PREMISES to an electrical transmission line, upon TENANT's request LANDLORD agrees to provide an easement for such electrical connection along a way as designated by LANDLORD across its lands.

(c) TENANT, at its own cost and expense, shall apply for and prosecute with reasonable diligence, all necessary permits and licenses required for the construction mentioned in subparagraph
          (a) of this Paragraph. LANDLORD, without cost or expense to itself, shall cooperate with TENANT in securing building and other permits and authorizations necessary from time to time for this performance of any construction, alterations or other work permitted to be done by TENANT under this Lease, but such cooperation by LANDLORD shall not be construed as consent to the filing of a mechanic's lien or a notice of intention to file a mechanic's lien or any claim relating thereto.

(d) Throughout the duration of this Lease, TENANT agrees that all installations or buildings, structures, and improvements that may be erected on the LEASED PREMISES by

TENANT or any subtenants. including, but not limited to, all plumbing, electrical, heating, air-conditioning and Ventilation equipment and systems, and all other equipment, will be installed, operated, and maintained in accordance with the law and with the regulations and requirements of any and all governmental authorities, agencies, or departments, having jurisdiction thereof, without cost or expense to LANDLORD.

(e) If, at any time during the term of this Lease, any liens or claims of mechanics. laborers, or materialmen shall be filed against the LEASED PREMISES, or any part of parts thereof, for any work, labor, or materials furnished, alleged to have been furnished or to be furnished pursuant to the written agreement by TENANT or any person holding thereunder, TENANT, within 7 days after:

     (i) The date of the filing or recording of any such lien, or the filing or recording of any notice of intention to file a lien or claim of lien; and

     (ii) The receipt by TENANT from LANDLORD of written notice of such filing and recording at TENANT's own cost and expense, it of record, shall cause the same to be discharged by payment, bond, or otherwise; or at the option of TENANT, TENANT shall deposit, in trust, with LANDLORD or with a title company licensed to do business in the State of New Jersey, a sum of money equal to the amount of such recorded lien, plus ton
            (101) percent thereof, to be applied:

            (a) To  such  portion  of  the  amount.  if  any,  an  may   be
                determined to be due and owing to the lienor in a final judgment of a court of competent jurisdiction. when and if such final judgment is no longer subject to appeal, or
            (b)To the payment to the Lienor of all or a portion of said sum when, as any and if written notice shall be sent by TENANT expressly authorizing such payment.

(f) TENANT is authorized to demolish all existing building(s), structures, and improvements located on the LEASED PREMISES, and to remove, raze, and/or destroy such trees, plants, shrubs, and topsoil as TENANT may deem necessary, provided that it does so in accordance with all Federal, state and local laws and further provided that such plans for demolition are first reviewed and approved by LANDLORD. TENANT acknowledges that asbestos say be contained within the buildings scheduled to be removed.

(g) In the event that TENANT contents any lion or claim, TENANT shall prosecute the contest with reasonable diligence, and TENANT shall at all times effectually stay or prevent any official or judicial sale of the LEASED PREMISES and TENANT shall pay or otherwise satisfy any final judgment (unless TENANT shall appeal same, in which event the last appeal shall be the determining factor)
          which may be entered against it and thereafter promptly procure record satisfaction of the release of the lion. Subject to TENANT's rights as set forth in this Lease, if TENANT shall ultimately fail to procure a discharge at any such lion, LANDLORD after at least fourteen (14) days' written notice to TENANT (or lesser time if the LEASED PREMISES are threatened with sale or foreclosure), may procure the discharge of such lion by payment or otherwise, and all costs and expenses which LANDLORD may sustain thereby shall be paid by TENANT as additional rent under the provisions of this Lease. In the event that any action shall be brought against LANDLORD to enforce any such lion, and provided TENANT may exercise all of its rights set forth in this Lease, and provided further that TENANT shall have received written notice of such action and an opportunity to defend the same, TENANT shall pay any judgment that may be entered against LANDLORD, and, in addition thereto, shall pay all costs and expenses that may be incurred by LANDLORD in the defense of any such action, provided such judgment shall be final and no longer subject to appeal.


(h) Prior to commencing construction of any buildings or improvements. TENANT, without cost to LANDLORD, shall obtain from the general contractor in charge of construction of any buildings and improvements a performance bond and a labor and material payment bond, in the amount at the estimated cost of same issued by a reputable surety company licensed to do business in the State of New Jersey guaranteeing the completion of said buildings and improvements and payment of all costs therefor and incident thereto, or in some instances, at LANDLORD's option, to furnish to the LANDLORD a surety bond naming the TENANT as obligor thereunder. which bond in form, substance, and amount shall be subject to LANDLORD's approval, which it shall not unreasonably withhold, which bond shall name LANDLORD, as co-obligee as its respective interests may appear and a certificate or true copy thereof shall be delivered to LANDLORD. LANDLORD however may waive this requirement if in its sale discretion it is satisfied as to the reputation and credit worthiness of the contractor selected by TENANT 'or construction of the facility. TENANT shall notify LANDLORD by prior written notice as to its selected contractor and LANDLCRD shall have seven (7) days thereafter to elect approval or non-approval.

(i) If TENANT shall deliver to LANDLORD a financial statement of TENANT or any person(s) or entities having an interest in TENANT indicating a net worth of not less than Eighty Million Dollars which party shall guarantee to LANDLORD the items as would be set forth in the bonds described above, LANDLORD hereby waives the requirements of subparagraph (h) hereof.

      3. TERM. The term of this Lease shall commence upon the date first above written and shall expire upon termination of the STEAM CONTRACT. Should STEAM CONTRACT be cancelled, terminated, or otherwise and for any reason other than LANDLORD's default, then the term of this Lease shall and unless TENANT has elected to conduct an affiliated thermal consuming business in accordance with Article 3(D) of STEAM CONTRACT, and in such case the term hereunder shall not terminate with STEAM CONTRACT but shall continue for the term originally specified in Article 5 of STEAM CONTRACT.

      4. RENT. TENANT'S covenants and agrees to pay LANDLORD for LEASED PREMISES, an annual base rental of One Dollar ($1.00) during the term of this Lease payable at the office of LANDLORD as follows:

           E. 1. du Pont de Nemours and Company
           Corporate Real Estate
           Materials and Logistics Department
           1007 Market Street
           Wilmington, Delaware 19898

or at such other place or places as LANDLORD shall from time to time give TENANT written notice at least thirty (30). days in advance.

      5. CONDITION PRECEDENT.

      As a condition precedent to this agreement, LANDLORD shall have received a Certificate of non applicability from the State of New Jersey evidencing that the transaction contemplated herein is not subject to New Jersey's Environmental Cleanup Responsibility Act (ECRA).

      6.  TAXES AND ASSESSMENTS.

      (a) Commencing with the date first above written and ending with the termination, cancellation or expiration of this Lease, TENANT shall reimburse LANDLORD for all real estate taxes and any and all assessments, including special assessments, or any tax that may be levied, assessed or imposed by the State of New Jersey or by any political or taxing subdivision thereof, upon or measured by the rents hereunder or the income arising therefrom in lieu of or as a substitute in whole or in part, for any tax upon LEASED PREMISES or which are or may become a lien upon LEASED PREMISES, and all other governmental charges levied against LEASED PREMISES which become due and payable during the term hereof. TENANT'S obligation to pay taxes. special assessments and other impositions shall be contingent upon and subject to the following provisions and conditions;

      (i) TENANT may take the benefit of the provisions of any statute or ordinance permitting any special assessment to be, paid over a period of time, and TENANT shall be obligated to pay only the installment of such special assessments as shall become due and payable during the term hereof. Any installment falling due after the expiration of the term hereof shall be payable by LANDLORD, even though such unpaid installments shall constitute a lien or liens until paid.

      (ii) TENANT shall pay its prorata share of taxes, special assessments, other impositions or installments thereof which become due and payable

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           during the years in which the obligation to pay rental
           hereunder commences and ceases, such prorata share to be determined on the basis which the number of months of the then current tax year for which TENANT is to pay rent shall bear to the entire number of months in said tax year.

      (b) Nothing in this Lease shall be construed to require TENANT to pay any franchise, income, corporation, inheritance, succession, gift, estate, realty transfer, capital or other tax (except the taxes and assessments provided for in subparagraph (a) of this Paragraph which may be charged or assessed against LANDLORD or any income, excess profit or revenue tax or any other tax which may be assessed against or become a lien upon LEASED PREMISES or the rent accruing therefrom.

      (c) Except if contested as hereinafter provided, TENANT, upon due notice by LANDLORD or from the taxing authority, shall pay each tax, assessment, or installment thereof, and other imposition before any fine, penalty, interest, or costs may be added by nonpayment.

      (d) TENANT shall not be required to pay any tax. assessment or other imposition required by the terms of this Lease to be paid so long as TENANT at its own expense shall, in good faith and with due diligence, contest the same or the validity thereof by appropriate legal proceedings. In such a case, TENANT may institute such proceedings in its own name or in the name of LANDLORD or in both names as may be necessary, and TENANT shall indemnify LANDLORD and save it harmless from and against all costs, charges or liabilities in connection with any such proceeding: provided, however, that TENANT shall take no action and shall delay no proceeding so as to jeopardize title of LANDLORD to LEASED PREMISES or its other lands situated in Middlesex County, New Jersey. TENANT shall give LANDLORD prompt written notice of the commencement of any such proceedings.

      (e) TENANT shall furnish to LANDLORD, within forty-five (45) days after the date when any tax, special assessment or other imposition is payable, copies of the official receipts, or other reasonable proof satisfactory to LANDLORD evidencing payment thereof.

      (f) TENANT shall pay any and all taxes on its personal property located on LEASED PREMISES directly to the taxing authority.

      7. USE. LEASED PREMISES shall be used only for the construction and operation of a cogeneration facility in connection with those services and products to be supplied to LANDLORD under STEAM CONTRACT or if said use is voided by the provisions of Article 3(D) of STEAM CONTRACT, then a use consistent with the operation of an affiliated thermal consuming business shall be allowable. TENANT shall not use or occupy LEASED PREMISES or permit the same to be used or occupied contrary to any appropriate governmental statute, rule, order, ordinance or regulation applicable thereto or in any manner which would violate any certificate of occupancy affecting the same, or which would cause structural injury to the improvements or cause the value or usefulness of LEASED PREMISES or any part thereof to diminish or which would constitute a public or private nuisance or waste.

      8. REPAIR AND MAINTENANCE. TENANT agrees that, at its sole cost and expense, it shall keep and maintain LEASED PREMISES, including any altered, rebuilt or additional buildings, structures and other improvements thereto, in good repair. replacement and appearance during the continuance of this Lease and will with reasonable promptness make all structural and nonstructural, foreseen and unforeseen, and ordinary and extraordinary changes and repairs of every kind and nature which may be required to be made upon or in connection with LEASED PREMISES or any part thereof in order to keep and maintain LEASED PREMISES in such good repair, replacement and appearance. LANDLORD shall not be required to maintain, repair. or rebuild. or to make any alterations, replacements or renewals of any nature or description to LEASED PREMISES or any part thereof, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or to maintain LEASED PREMISES or any part thereof in any way, and TENANT hereby expressly waives any right to make repairs or replacements at the expense of LANDLORD which may be provided for in any statute or law in effect at the time of the execution of this Lease or any statute or law which may thereafter be enacted.

      9. UTILITIES. TENANT shall supply and pay for all gas, electricity, water, sewer. heat and other utilities used on LEASED PREMISES by TENANT.

      10. INDEMNIFICATION. TENANT shall indemnify and save LANDLORD harmless from and against any and all loss, costs, damages, claims, actions or liability on account of the injury to or death of any person or persons or the damage to or destruction of any property arising from or growing out of TENANT'S use and occupancy of LEASED PREMISES unless such loss, costs, damages, claims. actions or liability is caused solely by the fault, failure or negligence of LANDLORD.

      11. REQUIREMENTS OF PUBLIC AUTHORITY.

      (a) During the term of this Lease, TENANT shall. At its own cost and expense, promptly observe and comply with all present and future laws, ordinances, requirements, orders, directives. rules and regulations of the Federal, State, County, Town, Village and City Governments and of all other governmental authorities affecting LEASED PREMISES or appurtenances thereto or any part thereof whether the same are in force at the commencement of the term of this Lease or may in the future be passed, enacted or directed, and TENANT shall pay all costs, expenses, liabilities, losses, damages, fines, penalties. claims and demands. including reasonable counsel fees, that may in any manner arise out of or be imposed because of the failure of TENANT to comply with the covenants of this Paragraph.

      (b) If TENANT or this Lease is subject to New Jersey's Environmental Clean-Up Responsibility Act (ECRA), the responsibility for clean-up if any, or compliance with such Act. shall root with the party which was the source of the hazardous substance or waste which must be cleaned up. Any wastes or other hazardous substances which were deposited on the site prior to occupancy by TENANT and must be cleaned up shall be the responsibility of LANDLORD. Any toxic or hazardous substances or wastes which are deposited an the Site by TENANT shall be TENANT's responsibility. TENANT's responsibility pursuant to ouch service termination of this lease shall survive expiration or earlier termination of this lease.

      (c) TENANT shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, in the name of TENANT, or LANDLORD (if legally required), or both (if legally required), without cost or expense to LANDLORD, the validity or application of any law, ordinance, rule. regulation or requirement of the nature referred to in subparagraph
(a) of this Paragraph and, if by
the terms of any such law, ordinance, order. rule, regulation or requirement, compliance therewith may legally be delayed pending the prosecution Of any such proceeding, TENANT may delay such compliance therewith until the final determination of such proceeding.

      (d) LANDLORD agrees to execute and deliver any appropriate papers or other instruments which may be necessary or proper to permit TENANT so to contest the validity or application of any such law, ordinance, order, rule, regulation or requirement and to fully cooperate with TENANT in such contest.

      12. ACCESS TO PREMISES . LANDLORD or LANDLORD'S agents and designees shall have the right to enter upon LEASED PREMISES at all reasonable times to examine same and to maintain any of its utility or other systems located thereon.

      13. ASSIGNMENT AND SUBLETTING. TENANT may not assign this Lease, or sublet all or any part of LEASED PREMISES except that LANDLORD shall consent to an assignment of this lease to the financing institution selected by TENANT in connection with the financing of the cogeneration facility.

      14. SIGNS. No signs. advertisement or notices other than those required by law, shall be affixed to or placed upon any part of LEASED PREMISES by TENANT except in such manner and of such size. design and color as shall be approved in advance in writing by LANDLORD.

      15. INSURANCE.

      (a) TENANT shall provide at its expense and keep in force during the term of this Lease, general liability insurance in a good and solvent insurance company or companies licensed to do business in the State of New Jersey, covering all of its liabilities hereunder and in accordance with the limits set forth in STEAM CONTRACT.

      (b) TENANT shall provide at its expense, and keep in force during the term of this Lease insurance on the buildings and improvements an the LEASED PREMISES insured by a responsible and reputable insurance company or companies against loss or damage by fire and such other hazards an are currently embraced in the standard extended coverage endorsement in the State of New Jersey, and in an amount equal to the full insurable Value Of said buildings and improvements.

      (c) All insurance policies carried or caused to be carried by TENANT shall be issued in the name of TENANT and the LANDLORD, as their respective interests may appear.

      (d) In the event that the insurance proceeds received are insufficient to restore, repair, or rebuild said buildings and improvements, TENANT covenants and agrees that it will pay the balance of the amount necessary to restore such buildings or improvements to restore to their former state or erect other buildings and improvements, provided the value thereof is at least equal to the value of the buildings and improvements immediately prior to such damage or destruction. Any excess of insurance proceeds over the cost of repairing or rebuilding shall belong to TENANT.

      (a) TENANT, in its discretion, may carry such insurance under a blanket fire and other hazards and causes insurance policy or policies issued to TENANT covering the LEASED PREMISES and other premises or property. However, a certificate or true copy thereof evidencing said insurance shall be delivered to LANDLORD on LANDLORD's written request. 16. WAIVER OF SUBROGATION. All insurance policies carried by TENANT covering LEASED PREMISES. including, but not limited to. contents, fire and casualty insurance, shall

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

expressly waive any right on the part of the insurer against the LANDLORD. The TENANT agrees that its policies will include such waiver clause or endorsement.

      17. CASUALTY. In the event that, at any time, during the term of this Lease, the buildings and improvements on LEASED PREMISES shall be destroyed or damaged in whole or in part by fire or other cause within the extended coverage of the fire insurance policies carried by TENANT in accordance with this Lease, then, TENANT, at its own cost and expense, shall, cause the same to be repaired, replaced or rebuilt within a period of time which, under all prevailing circumstances, shall be reasonable. In the event LANDLORD's facility located adjacent to LEASED PREMISES shall also have been damaged an or about the same time as TENANT's facility, then as a condition precedent to TENANT's duty to rebuild hereunder LANDLORD shall deliver to TENANT a letter indicating that it plans to rebuild its facility within a two year period and will upon the completion of its facility have a need for steam in accordance with the STEAM CONTRACT.

      18. CONDEMNATION. In the event that the whole or any part of LEASED PREMISES be taken by virtue of eminent domain or for any public or quasi-public use, the parties shall be entitled to share in the compensation and award in accordance with the following provisions:

          (a) If the whole of LEASED PREMISES shall be taken, then this Lease shall cease and determine and LANDLORD shall first receive a sum equal to the fair market value of the land taken, considered as vacant, unencumbered and unrestricted land an of the date of taking, together with interest thereon from the date of taking to the date of payment at the rate paid on the

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

     award, and if such value shall be officially determined and stated in the condemnation proceedings, then the amount thereof shall control for the purposes of this provision, otherwise the same, unless agreed upon by the parties to this Lease, shall be determined by arbitration in accordance with the rules then obtaining of the American Arbitration Association in the County of Middlesex, State of New Jersey. TENANT in such case shall receive and retain the remainder at the award, and interest.

          (b) If only a part of LEASED PREMISES shall be taken, then LANDLORD shall first receive a sum equal to the fair market value of the land taken, considered as unencumbered and unrestricted land, as of the vacant, unencumbered and unrestricted land, as of the date of taking plus the resulting or consequential damage, if any, to the remaining part of the land of LEASED PREMISES, considered as vacant, unencumbered and unrestricted land as of the date of taking, with any interest thereon from the date of taking to the date of payment at the rate paid on the award, and if such value and such resulting or consequential damage be officially determined and stated in the condemnation proceedings, then the amount thereof shall control for the purposes of this provision, otherwise the same, unless agreed upon by the parties to this Lease, shall be determined by arbitration in accordance with the rules then obtaining of the American Arbitration Association in the County of Middlesex, State of New Jersey, and TENANT in each case shall receive the remainder of the award and interest;

          (i) If the remaining part of LEASED PREMISES not so taken cannot be adequately restored, repaired or reconstructed so as to constitute a complete architectural unit of substantially the same usefulness, design and construction, having regard to the taking, as immediately before such taking, capable of producing, after the payment of all operating expense thereof, the minimum annual rant, additional rent and other charges herein reserved, the debt service charges on any then existing leasehold mortgages hold by a permitted leasehold mortgagee, and after the performance of all covenants, terms, agreements and provisions herein and by law provided to be performed and paid by TENANT, a fair and reasonable net annual income, as hereinafter determined, then TENANT shall have the right, to be exercised by written notice to LANDLORD within sixty (60) days after the date of taking, to terminate this Lease as to such remaining part of LEASED PREMISES not so taken on a date to be specified in said notice not earlier than the date of such taking, in which came TENANT shall pay and satisfy all rent due and accrued hereunder up to such date at such termination including all sums of additional rent and all other charges and shall perform all of the obligations of the TENANT hereunder to such date and thereupon this Lease and the term hereby demised shall cease and determine. Should the parties be unable to agree as to whether the part not taken is susceptible of adequate restoration, repair or reconstruction as aforesaid, such controversy shall be determined by arbitration in accordance with the rules

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

     then obtaining of the American Arbitration Association in the County of Middlesex, State of New Jersey:

          (ii) If the Lease is not terminated as hereinabove provided, then, as to the premises not taken in such condemnation proceeding, TENANT shall proceed, at its own cost and expense, to make an adequate restoration, repair or reconstruction of the part of the building not taken or to rebuild a now building upon the part of the land not taken. If the part of the award so paid to TENANT shall be insufficient fully to pay for such restoration, repair or reconstruction, TENANT shall nevertheless pay the excess cost thereof, and shall fully pay for all such restoration, repair or reconstruction, and complete the same to the satisfaction of LANDLORD and free from mechanic's or materialmen's liens and security interests of all kinds, and shall at all times save LANDLORD free and harmless from any and all such liens;

          (c) In case of a second or any other additional partial taking or takings from time to time, the provisions hereinabove contained shall apply to each partial taking.

          (d) The foregoing provisions of this paragraph shall apply only to a taking of the fee of the whole or of a part of LEASED PREMISES. In the case of the taking of an easement or of any interest less than a fee, the parties hereto shall claim and shall be entitled to receive art award and compensation therefor in accordance with their respective legal rights.

      19. FEE MORTGAGES. TENANT may not, without the written consent of LANDLORD, mortgage or otherwise create a

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

security interest upon LANDLORDIS fee interest in LEASED PREMISES.
LANDLORD may arbitrarily withhold such consent or make such consent subject to any conditions it deems appropriate.

      20. DEFAULT. If either party hereto defaults in carrying out any of such party's covenants and agreements herein contained for a period of thirty (30) days after written demand for compliance has been made, such default, at the option of the party not in default, shall give LANDLORD any and all remedies it may be entitled to in law or in equity.

      21. BANKRUPTCY AND INSOLVENCY If, after the commencement of the term of this Lease: (a) TENANT then having the title to the leasehold estate created hereunder shall while having such title be adjudicated a bankrupt or adjudged to be insolvent; (b) a receiver or trustee shall be appointed for the aforesaid TENANT'S property and affairs; (c) the aforesaid TENANT shall make an assignment for the benefit of creditors or shall file a petition in bankruptcy or insolvency or for reorganization or shall make application for the appointment of a receiver; or (d) any execution or attachment shall be issued against the aforesaid TENANT or any of the aforesaid TENANT'S property, whereby LEASED PREMISES or any building or buildings  or  any  improvements thereon shall  be  taken  or  occupied  or attempted to be taken or occupied by someone other than the aforesaid TENANT, except as may herein be permitted, and such adjudication, appointment, assignment, petition. execution or attachment shall not be set aside, vacated. discharged or bonded within one hundred twenty (120) days after the issuance of the same, then a default hereunder shall be deemed to have occurred so that the provisions of this Paragraph shall become effective and LANDLORD shall have the rights and remedies provided for therein. Notwithstanding anything to the contrary hereinabove contained, upon the occurrence of a default pursuant to this Paragraph, if the rent due and payable hereunder shall continue to be paid and the other covenants, conditions and agreements of this Lease on TENANT'S part to be kept and performed shall continue to be kept and performed, no event of default shall have been deemed to have occurred and the provisions of this Paragraph shall not become effective.

      22. WAIVERS. Failure of LANDLORD or TENANT to complain of any act or omission on the part of the other party no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by LANDLORD or TENANT at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision.

      23. NOTICES. Every notice, approval, consent or other communication authorized or required by this Lease shall not be effective unless same shall be in writing and sent postage prepaid by United States registered or certified mail, return receipt requested, directed to the other party as follows:

To Landlord

E. I. du Pont de Nemours and Company
Corporate Real Estate
Material and Logistics Department
1007 Market Street
Wilmington, Delaware 19898

To Tenant

O'Brien Energy Systems, Inc.
225 South Eighth Street
Philadelphia, PA 19106

Attention Jeffrey D. Barnes,
          Executive Vice President

      24. SURRENDER. At the expiration or termination at this Lease, TENANT agrees to deliver up LEASED PREMISES together with all buildings or other improvements erected thereon, to LANDLORD in good order and condition and make good all damage to LEASED PREMISES, ordinary wear and tear excepted, subject however to the acquisition by LANDLORD of all or a portion of the cogeneration facility in accordance with Article 5(B) of the STEAM CONTRACT. That portion of the cogeneration facility not purchased by LANDLORD as provided hereunder shall be removed by TENANT from the LEASED PREMISES within twelve (L2) months following the expiration or earlier termination of this lease. If TENANT fails to so remove, LANDLORD shall have the right to remove the same at TENANT's expense.

      25. GOVERNING LAW. This Leas* and the performance thereof shall be governed, interpreted, construed and regulated by the laws of the State of New Jersey.

      26. PARTIAL INVALIDITY. If any term. covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is hold invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

      27. SHORT FORM LEASE. The parties will at any time, at the request of either one, promptly execute duplicate originals of an instrument, in recordable form, which will constitute a short form of lease, setting forth a description of LEASED PREMISES, the term of this Lease and any other portions thereof as either party may request.

      28. SUCCESSION. All of the covenants. agreements. conditions and undertakings of this Lease shall extend and inure to and be binding upon the successors and permitted assigns of the respective parties hereto.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed an the day and year first above written.


ATTEST:

/s/

Assistant Secretary



ATTEST:

/s/ Sanders Newman



E. I. DU PONT DE NEMOURS AND COMPANY

/s/

PROPERTIES MANAGER



O'BRIEN ENERGY SYSTEMS, INC.

By  /s/ Jeffrey D. Barnes